United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2014

Statement of Income (Loss)

Income
Realized Trading (Loss) on Futures	$(211,344)
Unrealized Gain on Market Value of Futures	86,856
Dividend Income	68
Interest Income	30
Total (Loss)	$(124,390)

Expenses
Management Fees	$2,551
SEC & FINRA Registration Expense	620
Brokerage Commissions	261
Non-interested Directors' Fees and Expenses	64
NYMEX License Fee	64
Prepaid Insurance Expense	51
Other Expenses	10,726
Total Expenses	14,337
Expense Waiver	(10,398)
Net Expenses	$3,939
Net (Loss)	$(128,329)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/14	$5,099,124
Net (Loss)	(128,329)

Net Asset Value End of Month	$4,970,795
Net Asset Value Per Share (150,000 Shares)	$33.14

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612